January 8, 2024
Cintas Corporation
6800 Cintas Boulevard
P.O. Box 625737
Cincinnati, Ohio 45262-5737
Re: Cintas Corporation No. 2 – Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for Cintas Corporation, a Washington corporation (the “Parent”), Cintas Corporation No. 2, a Nevada corporation (the “Issuer”), Cintas Corporation No. 3, a Nevada corporation (together with the Parent, the “Non-Covered Guarantors”) and Cintas Corporate Services, Inc., an Ohio corporation (collectively with the Non‑Covered Guarantors, the “Guarantors”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Issuer of its senior debt securities (the “Debt Securities”), in one or more series, and the guarantees (the “Guarantees” and, together with the Debt Securities, the “Securities”) of the Issuer’s obligations under the Debt Securities by the Guarantors, in each case as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.The Debt Securities, upon receipt by the Issuer of such lawful consideration therefor as the Issuer’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Issuer.
2.Upon the execution, authentication, issuance, sale and delivery of the Debt Securities, the Guarantees thereof will constitute valid and binding obligations of the Guarantors.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities and the Guarantees thereof offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities and the Guarantees thereof will have been established in accordance with (A) the authorizing resolutions adopted by the boards of directors (or authorized committees thereof), as applicable, of the Issuer and the Guarantors and (B) the charter of the Issuer and the Guarantors, as well as applicable law; (iv) the Issuer and the Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the

Cintas Corporation
January 8, 2024

resolutions authorizing the Issuer and the Guarantors to issue, offer and sell the Securities will have been adopted by the boards of directors (or authorized committees thereof), as applicable, of the Issuer and the Guarantors and will be in full force and effect at all times at which the Securities are offered or sold by the Issuer and the Guarantors; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
For purposes of the opinions expressed herein, we have further assumed that: (i) the Securities will have been issued pursuant to an Indenture, dated as of May 28, 2002, by and among the Issuer, the Parent, the other Guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), as amended and supplemented (the “Indenture”); (ii) all terms of the Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuer, the Guarantors and the Trustee; and (iii) the Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
For purposes of the opinions expressed herein, we have further assumed that: (i) each of the Issuer and the Non-Covered Guarantors is, and will be at the time of issuance of any Securities, a corporation existing and in good standing under the laws of its jurisdiction of incorporation (each, a “Jurisdiction”), (ii) the Securities, as applicable (A) will be authorized by all necessary corporate action of the Issuer and the Non-Covered Guarantors, (B) will be executed and delivered by the Issuer and the Non-Covered Guarantors under the laws of the applicable Jurisdictions and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Issuer and the Non-Covered Guarantors will not violate or conflict with the laws of the applicable Jurisdictions, the terms and provisions of the charter documents of each of the Issuer and the Non-Covered Guarantors, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Issuer or a Non-Covered Guarantor under the applicable Jurisdictions.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees will be at the time of issuance of any Guarantees, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purpose, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer and the Guarantors, and others. The opinions expressed herein are limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Cintas Corporation
January 8, 2024

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day